Exhibit 10.1

TERMINATION and indemnification AGREEMENT AND Mutual Waiver and Release

THIS TERMINATION AND INDEMNIFICATION AGREEMENT AND MUTUAL WAIVER AND RELEASE (this “Release”), dated as of October 1, 2016 (the “Effective Date”), is executed and delivered by and among ENCANA OIL & GAS (USA) INC., a Delaware corporation (“Encana”), with an address of 370 17th Street, Suite 1700, Denver, Colorado 80202, and NUCOR ENERGY HOLDINGS INC., a Delaware corporation (“Nucor”), NUCOR CORPORATION, a Delaware corporation (“Parent”), both with an address of 1915 Rexford Road, Charlotte, North Carolina 28211 and HUNTER RIDGE ENERGY SERVICES LLC, a Delaware limited liability company (“HRES”) with an address of 370 17th Street, Suite 1700, Denver, Colorado 80202. Encana, Nucor, Parent and HRES are referred to herein collectively as the “Parties”.

WHEREAS, Encana and Nucor entered into that certain BJU Carry and Earning Agreement on October 31, 2012 (as amended, the “BJU C&E Agreement”), and

WHEREAS, Encana and Nucor entered into that certain Amended and Restated Carry and Earning Agreement on July 30, 2014 (as amended, the “South Piceance C&E Agreement” and collectively with the BJU C&E Agreement, the “C&E Agreements”);

WHEREAS, (i) Encana, Nucor and HRES entered into that certain Contribution Agreement dated as of November 1, 2012 (the “Contribution Agreement”), (ii) Encana, Nucor and HRES entered into that certain Amended and Restated Limited Liability Company Agreement of Hunter Ridge Energy Services LLC dated as of November 1, 2012 (as amended, the “LLC Agreement”), (iii) Encana and Nucor entered into that certain Road Maintenance Agreement effective as of November 1, 2012 (the “Road Maintenance Agreement”, and together with the C&E Agreements, the Contribution Agreement, and the LLC Agreement, the “Specified Agreements”);

WHEREAS, Encana, Nucor and Parent desire to terminate the Specified Agreements and release the other Parties from any existing or future obligations or claims thereunder.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, Encana, Nucor and Parent hereby covenant and agree as follows:

Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the following meanings:

(a)       “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control” and its derivatives means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)       “Applicable Law” means any applicable statute, law (including common law), regulation, rule, ruling, order, writ, injunction, or decree of or by any Governmental Authority.

(c)       “Commencement of Drilling Operations” means, (i) with respect to a Nucor Well on a Well Location under the BJU C&E Agreement, the date that a drilling rig capable of reaching the Formation (as defined in the BJU C&E Agreement) is rigged up and rotating under power on the Well Location for such well, and (ii) with respect to a Nucor Well on a Well Location under the South Piceance C&E Agreement, the date that Encana has moved, or caused to be moved, a rig capable of setting surface casing, and has spud.

(d)       “Damages” means losses, damages (whether compensatory, punitive, consequential, or special in nature, but excluding a Party’s own exemplary or punitive damages), obligations, liabilities, demands, claims, costs and expenses (including, but not limited to, reasonable attorneys’ fees, expenses, and court costs).

(e)       “Environmental Condition” means (a) any release of any Hazardous Materials into the air or into or on the soil, sediments, surface water, or groundwater on, under, or from, or migrating from, the Oil and Gas Interests (or adjoining lands) or any Nucor Well or other well, or (b) any breach, in any material respect, of any Environmental Law.

(f)       “Environmental Damages” means Damages arising with respect to any Environmental Condition including, without limitation, those relating to the presence, release, discharge, or threatened discharge of any Hazardous Material in or into the air, surface water, ground water, soil, land surface, or subsurface strata; Damages incurred in investigating and remediating such presence, release, discharge, or threatened discharge; and Damages relating to Hazardous Materials. Environmental Damages include investigatory costs mandated by a Government Authority based upon suspected contamination by Hazardous Materials, and any reasonable consultant and lab fees that arise out of or relate to any actual or suspected Environmental Condition involving the Well Locations or the Nucor Wells or under any Environmental Laws.

(g)       “Environmental Laws” means all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, as amended, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, and the states and political subdivisions thereof, and all principles of common law, pertaining to the health, safety, or protection of the environment, and/or Damages thereto, including, without limitation, CERCLA, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Oil Pollution Act.

(h)        “Governmental Authority” means any federal, state, tribal or local government or any court, arbitral tribunal, administrative or regulatory agency or commission or other governmental authority instrumentality or political subdivision thereof.

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(i)       “Hazardous Materials” means any substance, product, waste, or other material which is, or becomes identified, listed, published, or defined as a hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant, or which is otherwise regulated or restricted under any Applicable Law (including any Environmental Law) or permits, licenses, or other Government Authority approvals, including the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Superfund Amendments and Reauthorization Act (SARA), the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act (RCRA), the Toxic Substances Control Act (TSCA), the Clean Water Act and the Oil Pollution Act of 1990 (OPA 90). Without limitation, Hazardous Materials includes hydrocarbons, asbestos, and polychlorinated biphenyls.

(j)       “Nucor Wells” means the oil and gas wells drilled by the Parties pursuant to the C&E Agreements, including any “Head’s Up Wells” drilled by the Parties in excess of the number of “Carry Wells” described in the C&E Agreements, in which Nucor elected to participate under the C&E Agreements (if any).

(k)       “Oil and Gas Interests” means (i) with respect to BJU C&E Agreement, those certain oil and gas leasehold and mineral interests in certain lands identified on Exhibit A to the BJU C&E Agreement, comprising the Big Jimmy Unit in the Piceance Basin in Garfield and Rio Blanco Counties, Colorado, covering those depths from the surface to the base of the Mesa Verde Group interval from the stratigraphic equivalent of the top of the Williams Fork member found at a depth of 7,200 feet down to the stratigraphic equivalent of the base of the Iles member found at a depth of 11,945 feet as encountered in the 8608A-33 P28 Well, API # 05045204390000, with a surface location in Section 28 and a bottomhole location in Section 33, all in Township 4 South Range 96 West (such lands with respect to the BJU C&E Agreement, the “Property”), and (ii) with respect to the South Piceance C&E Agreement, those certain oil and gas leasehold and mineral interests in certain lands in the Piceance Basin in Garfield County, Colorado, as more specifically described as Area 1 and Area 2 on Exhibit A to the South Piceance C&E Agreement (such lands with respect to the South Piceance C&E Agreement, the “Property”).

(l)       “Person” means any Governmental Authority or any individual, firm, partnership, limited partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or other entity or organization.

(m)       “Third Party Claims” means any and all actions or claims for Damages claimed or incurred by any Person (other than a member of the Encana Group or the Nucor Group) against or with respect to any member of the Encana Group or the Nucor Group, as applicable.

(n)       “Well Location” means the legal location selected for each Nucor Well on the Oil and Gas Interests in the Property.

Section 2. Termination of Specified Agreements. Notwithstanding anything in the Specified Agreements and subject to Section 7 hereof, each of the Specified Agreements is hereby unconditionally and irrevocably terminated, cancelled and expired in its entirety effective as of the Effective Date.

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Section 3. Indemnification of Nucor by Encana.

(a)       Encana shall RELEASE, DEFEND, PROTECT, INDEMNIFY, and HOLD HARMLESS Nucor, its Affiliates, and all of their stockholders, officers, employees, directors, and agents, and their respective successors and assigns (collectively, the “Nucor Group”) from and against any Third Party Claims for Damages, arising out of, in connection with, or relating to (i) any grossly negligent or willful misconduct of Encana, its Affiliates, or any of their officers, employees, directors, or agents with respect to the performance of Encana’s obligations under either of the C&E Agreements, (ii) all wells operated by Encana on the Property that are not Nucor Wells, and (iii) the plugging and abandonment liability for all wells on the Property that are not Nucor Wells.

(b)       Encana shall RELEASE, DEFEND, PROTECT, INDEMNIFY, and HOLD HARMLESS the Nucor Group from and against any Third Party Claims for Environmental Damages arising out of, in connection with, or relating to any Environmental Condition in, on, under or with respect to any Well Location (or the relevant Oil and Gas Interests comprising such Well Location) in existence prior to the Commencement of Drilling Operations for a Nucor Well on such Well Location (collectively, along with the indemnification obligations set forth in Section 4(a) hereof, the “Encana Indemnification Obligations”).

Section 4. Indemnification of Encana by Nucor. Nucor shall RELEASE, DEFEND, PROTECT, INDEMNIFY, and HOLD HARMLESS Encana, its Affiliates, and any of their officers, employees, directors, or agents, and their respective successors and assigns (collectively, the “Encana Group”) from and against any Third Party Claims for Damages including, without limitation, any Damages on account of illness, injury, or death suffered by any Person, or the loss or damage to the property of any Person, arising out of, in connection with, or relating to any grossly negligent or willful conduct of Nucor, its Affiliates, or any of their officers, employees, directors, or agents with respect to the performance of Nucor’s obligations under either of the C&E Agreements (the “Nucor Indemnification Obligations”).

Section 5. Encana Group Release. Except for the Nucor Indemnification Obligations and subject to Section 7 hereof, the Encana Group hereby WAIVES and RELEASES, effective as of the Effective Date, the Nucor Group from any and all Damages claimed by any member of the Encana Group, whether the same be at law, in equity or mixed, which such member of the Encana Group ever had, now has, or hereafter can, shall or may have against any member of the Nucor Group, in each case, in respect of or arising pursuant to and under the Specified Agreements, including but not limited to any and all agreements, obligations, acts or omissions, fraud, breach of fiduciary duties or other duties under the Specified Agreements that occurred or were incurred on or prior to the Effective Date or in respect of or arising from any event occurring or circumstances existing in respect of the Specified Agreements on or prior to the Effective Date (with the foregoing, referred to herein collectively as the “Encana Released Damages”).

Section 6. Nucor Group Release. Except for the Encana Indemnification Obligations and subject to Section 7 hereof, Nucor Group hereby WAIVES and RELEASES, effective as of the Effective Date, Encana Group from any and all Damages claimed by any member of the Nucor Group, whether the same be at law, in equity or mixed, which such member of the Nucor

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Group ever had, now has, or hereafter can, shall or may have against any member of the Encana Group, in each case, in respect of or arising pursuant to and under the Specified Agreements, including but not limited to any and all agreements, obligations, acts or omissions, fraud, breach of fiduciary duties or other duties under the Specified Agreements that occurred or were incurred on or prior to the Effective Date or in respect of or arising from any event occurring or circumstances existing in respect of the Specified Agreements on or prior to the Effective Date (with the foregoing referred to herein collectively as the “Nucor Released Damages”).

Section 7. Survival of Certain Agreements. Notwithstanding anything to the contrary in this Release:

(a)       termination of the Specified Agreements as set forth in Section 2 shall not affect or act to terminate, cancel or expire (i) the tax partnership agreements in Exhibit D to the BJU C&E Agreement and Exhibit E of the South Piceance C&E Agreement, or (ii) the ancillary agreements and instruments entered into in connection with any Specified Agreement, including any joint operating agreement, unit agreement or wellbore assignment (clause (i) and (ii) collectively, the “Ancillary Agreements”), including any rights to any Oil and Gas Interests held or acquired by such Party pursuant to any C&E Agreement prior to the Effective Date (it being acknowledged that certain Ancillary Agreements are being amended and restated concurrent with the execution of this Release and shall remain in full force and effect in such amended and restated form);

(b)       the indemnification rights and obligation of the Parties set forth in Section 3 and 4, and the releases of the Parties set forth in Section 5 and Section 6, in each case, shall not affect or act to expand, limit, release or create any rights or obligations of the Parties by, through or under any Ancillary Agreement; and

(c)       the Parties intend each Ancillary Agreement (and any rights to any Oil and Gas Interests created or held by the Parties thereunder) to survive termination of the Specified Agreements as though such Ancillary Agreement were entered into by the Parties without regard to, and without being subject to the terms of, any Specified Agreement.

Section 8. No Additional Facts. The Parties hereby expressly waive any rights they may have under any Applicable Laws to preserve the Nucor Released Damages or Encana Released Damages, as applicable, whether known or unknown at the time of executing this Release. The Parties understand and acknowledge that they may discover facts different from, or in addition to, those which they know or believe to be true with respect to the Nucor Released Damages or Encana Released Damages, as applicable, and agree that this Release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. Should a Party discover that any fact relied upon in entering into this Release was untrue, or that an understanding of the Applicable Law was incorrect, such Party shall not be entitled to any relief as a result thereof, and surrenders any rights it might have to rescind this Release on any ground. This Release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, mistake of Applicable Law or any other circumstances whatsoever.

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Section 9. No Suits or Actions. Each Party hereby irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the other Party based upon any Nucor Released Damages or Encana Released Damages, as applicable.

Section 10. No Assignment of Damages by Encana. Encana represents and warrants to the Nucor Group that there has been no assignment or other transfer of any interest in any Encana Released Damages by the Encana Group.

Section 11. No Assignment of Damages by Nucor. Nucor and Parent represent and warrant to the Encana Group that there has been no assignment or other transfer of any interest in any Nucor Released Damages by the Nucor Group.

Section 12. Severability. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 13. Amendment. This Release may not be amended, modified or supplemented except in a writing signed by each Party.

Section 14. Counterparts/Electronic Signatures. This Release may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Release and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Release as to the Parties and may be used in lieu of the original Release for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Release.

Section 15. Governing Law. This Release and all claims arising out of or relating to this Release shall be governed by the Applicable Laws of the State of Colorado, without regard to the conflicts of law principles that would result in the application of any Applicable Law other than the Applicable Law of the State of Colorado.

Section 16. Dispute Resolution. The Parties agree to resolve all disputes, controversies or claims (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or connected with this Release, including any dispute, controversy or claim concerning the existence, validity, interpretation, performance, breach, or termination of this Release (a “Dispute”) pursuant to the provisions of this Section 16. The Parties agree to submit all Disputes to binding arbitration in Denver, Colorado. The arbitration will be conducted according to the procedure that follows. The arbitration proceedings shall be

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governed by Colorado law and shall be conducted in accordance with the rules for Non-Administered Arbitration of Business Disputes published by The Center for Public Resources, Inc. (the “Arbitration Rules”), with discovery to be conducted in accordance with the Federal Rules of Civil Procedure, and with any Disputes over the scope of discovery to be determined by the Arbitrators. The arbitration shall be before a single Arbitrator chosen by the mutual agreement of the Parties, or if no agreement as to the identity of the Arbitrator can be reached within ten days, a three person panel of neutral Arbitrators selected in accordance with the Arbitration Rules. The panel so chosen or the single person are referred to herein as the “Arbitrators.” The Arbitrators shall conduct a hearing no later than 60 days after submission of the matter to arbitration, and the Arbitrators shall render a written decision within 30 days of the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the Arbitrators shall consider any evidence and testimony that they determine to be relevant, in accordance with procedures that they determine to be appropriate. Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made and any payment due pursuant to the arbitration shall be made within 15 days of the decision by the Arbitrators. The decision of the Arbitrators shall be binding on the Parties, final and non-appealable, and may be filed in a court of competent jurisdiction and may be enforced by either Party as a final judgment of such court. Each Party shall bear its own costs and expenses of the arbitration, provided, however, that the costs of employing the Arbitrators shall by shared equally by the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Release effective as of the Effective Date.

Encana Oil & Gas (USA) Inc.

By:	/s/ John B. Jones
John B. Jones
Vice-President

[Termination and Indemnification Agreement and Mutual Waiver and Release]

Nucor Energy Holdings Inc.

By:	/s/ R. Joseph Stratman
R. Joseph Stratman
President

Nucor Corporation

By:	/s/ R. Joseph Stratman
R. Joseph Stratman
Executive Vice President

[Termination and Indemnification Agreement and Mutual Waiver and Release]

Hunter Ridge Energy Services LLC

By:	/s/ Jessica Cavens
Name:	Jessica Cavens
Title:	Managing Director

[Termination and Indemnification Agreement and Mutual Waiver and Release]